SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

☒ Current Report Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

March 15, 2004

(March 1, 2004)

Date of report

(Date of earliest event reported)

Great Lakes REIT

(Exact name of Registrant as specified in Charter)

Commission file number: 1-14307

Maryland	36-4238056
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer identification no.)

823 Commerce Drive, Suite 300, Oak Brook, IL	60523
(Address of principal executive offices)	(Zip Code)

(630) 368-2900
(Registrant’s telephone number, including area code)

Item 2. Disposition of Assets

As previously reported in a Current Report on Form 8-K filed January 22, 2004, on January 21, 2004, Great Lakes REIT (the “Company”) and Great Lakes REIT, L.P. entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Aslan Realty Partners II, L.P. and Transwestern Superior Acquisition, L.L.C., each of which is an affiliate of Transwestern Investment Company, L.L.C.  Great Lakes REIT also announced that it had entered into definitive agreements to sell its portfolio of medical office properties to LaSalle Investment Management, on behalf of an institutional client, for a contract price of approximately $69 million, and to sell its property located at 2550 Unversity Avenue W., St. Paul, Minnesota (“2550 University”) to an affiliate of Fortis Asset Management for a contract price of approximately $35 million.

On March 1, 2004, the Company sold its portfolio of medical office properties for a contract price of $69 million.

On March 2, 2004, the Company sold 2550 University for a contract price of $35 million.

In connection with the sale of its medical office properties and 2550 University, the Company has attached as Exhibit A the required unaudited pro forma financial statements related to dispositions of a significant portion of its assets.

Item 7. Financial Statements and Exhibits

The required unaudited pro forma financial statements are attached as Exhibit A.

No information is required under Items 1, 3,4, 5 and 6, and these items have therefore been omitted.

By:	/s/ James Hicks
James Hicks,
Treasurer

Exhibit Index

A	Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2003

Notes to Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2003

Unaudited Pro Forma Consolidated Statement of Income for the year ended December 31, 2003

Notes to Unaudited Pro Forma Consolidated Statement of Income for the year ended December 31, 2003